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                                                                  EXHIBIT 10(FF)


                    EMPLOYMENT AND NONCOMPETITION AGREEMENT
                    ---------------------------------------

     This agreement is made effective January 1, 1999 (the "Commencement Date"), between American Dental Partners, Inc., a Delaware corporation (the "Company"), and Joseph V. Errante, D.D.S. (the "Employee").

                            Background Information
                            ----------------------

     The Employee has been employed by Innovative Practice Concepts, Inc., an Arizona corporation and wholly-owned subsidiary of the Company ("IPC"), pursuant to an Employment and Noncompetition Agreement dated January 1, 1998 between the Employee and IPC (the "Original Agreement"). Concurrently with the execution of this agreement, the Employee and IPC are executing a termination of the Original Agreement, effective as of 11:59 p.m., December 31, 1998, and the Employee and the Company desire to provide for the employment of the Employee by the Company on the terms and conditions set forth below.

                            Statement of Agreement
                            ----------------------

     The Company and the Employee (the "Parties") hereby acknowledge the accuracy of the foregoing Background Information and agree as follows:

     (S)1.  Employment.  Upon the terms and subject to the conditions described
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in this agreement, the Company hereby employs the Employee and the Employee hereby accepts employment by the Company.

     (S)2.  Term.  Employee's employment with the Company pursuant to this
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agreement shall be for the period beginning on the Commencement Date and ending on the fourth anniversary of the Commencement Date (the "Initial Term"), unless or until sooner terminated pursuant to (S)7 of this agreement. This agreement may be extended or renewed after the expiration of the Initial Term, but only by mutual written agreement of the Parties. When permitted by the context, any reference in this agreement to the "term of this agreement" shall include the Initial Term and the period of any such extensions or renewals.

     (S)3.  Services.  The Employee shall serve as Vice President, Regional
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Operations of the Company, shall report directly to the Chief Executive Officer of the Company (the "CEO"), and shall devote his full business and professional time, attention, energy, loyalty, and skill to the Company's business, performing such executive or administrative tasks and having such responsibilities as may be assigned to him from time to time by the CEO or the Board of Directors of the Company (the "Board").

     (S)4.  Compensation. As compensation for his services under this agreement,
            ------------
the Company shall pay the Employee a base salary at the annual rate of $140,000 (the "Base Salary"), payable in bi-weekly installments, in arrears, and in accordance with the Company's
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general policies and procedures for payment of salaries to its executive personnel. The Employee's performance shall be reviewed not less often than annually for the purpose, among others, of considering potential increases in the Base Salary, but the Company shall not be obligated to make any such increases.

     In addition, the Employee may earn an annual bonus for each calendar year during the term of this agreement in an amount up to 35% of the Base Salary (as in effect from time to time), which bonus shall be based upon and tied to the achievement of various objectives to be prepared annually by the CEO.

     (S)5.  Fringe Benefits and Perquisites.  During the term of this agreement,
            -------------------------------
the Employee shall also be entitled to the following fringe benefits and perquisites:

            (a) Group health and welfare benefits comparable to those offered generally to the Company's executive personnel from time to time;

            (b)  Four weeks paid vacation during each year of this agreement;

            (c) Participation in such stock option plans of the Company as may be designated from time to time by the Board (or a duly authorized committee of such Board), in its discretion, subject to all terms and conditions of such plans; and

            (d) Such other benefits and perquisites as may be offered generally to the Company's executive personnel from time to time pursuant to such terms, conditions, and policies as may be approved by the Board.

     (S)6.  Confidentiality; Noncompetition. The Employee shall not, directly or
            -------------------------------
indirectly, at any time (whether during the term of this agreement or thereafter), disclose any Confidential Information (defined below) to any person, association, or other entity (other than the Affiliated Companies, as defined below), or use, or permit or assist any person, association, or other entity (other than the Affiliated Companies) to use, any Confidential Information, excepting only: (i) Confidential Information which (A) is then generally available to or obtainable by the public and which did not become so available or obtainable through the breach of any provision of this agreement by the Employee, or (B) is obtained by the Employee on a non-confidential basis from a source other than an Affiliated Company or any agent or other representative of an Affiliated Company and such source had the right to disclose such Confidential Information to the Employee without violating any legal, contractual, fiduciary, or other obligation; and (ii) disclosures required by applicable law.

     Upon termination of his employment by the Company (for any reason), the Employee shall immediately deliver to the Company all documents and other materials containing any Confidential Information which are in his possession or under his control.

     During the Restricted Period (defined below), the Employee shall not, directly or indirectly (whether individually or as a shareholder or other owner, partner, member, director, officer, employee, consultant, creditor or agent of any person, association, or other entity):

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          (a)  Enter into, engage in, or promote or assist (financially or otherwise), directly or indirectly, any business which (i) provides dental services anywhere in the Restricted Territory, or (ii) competes with the business of any Affiliated Company (the "Business") anywhere in the Restricted Territory, provided that the foregoing shall not preclude the Employee from owning less than 1% of the outstanding capital stock of any corporation whose shares are publicly traded on a national securities exchange or system;

          (b) Solicit or attempt to solicit business in competition with the Business from any insurance company, any dental plan provider, any person or entity which provides professional dental care services to the public, or any other third party to which any Affiliated Company provides management, consulting, or other services (in any such case, a "Restricted Company"), or interfere or attempt to interfere with any relationship of any Affiliated Company with any Restricted Company;

          (c) Induce or encourage any employee, officer, director, agent, supplier, or independent contractor of any Affiliated Company to terminate its relationship with any such Affiliated Company, or otherwise interfere or attempt to interfere in any way with any Affiliated Company's relationships with its employees, officers, directors, agents, suppliers, independent contractors, or others;

          (d) Employ or engage any person who, at any time within the one-year period immediately preceding such employment or engagement, was an employee, officer, director, or agent of any Affiliated Company; or

          (e) Make any statement (oral or written) or take any other action which would tend to disparage or diminish the reputation of any Affiliated Company.

     For purposes of this agreement:

          (i) "Affiliated Companies" shall include the Company and all subsidiaries or affiliates of the Company other than Summit Ventures IV, L.P. and any of its affiliates which are not engaged in a business similar to that of the Company or any of its subsidiaries;

          (ii) "Confidential Information" shall mean all trade secrets, proprietary data, and other confidential information of any Affiliated Company, including without limitation financial information, information relating to business operations, services, promotional practices, and relationships with Restricted Companies, suppliers, employees, independent contractors, or other parties, and any information which any Affiliated Company is obligated to treat as confidential pursuant to any course of dealing or any agreement to which it is a party or otherwise bound;

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          (iii) the "Restricted Period" shall mean the period beginning on the
     Commencement Date and ending on the later of (A) the fourth anniversary of the Commencement Date or (B) the second anniversary of the date (the "Termination Date") of termination (for any reason) of Employee's employment with the Company (whether pursuant to this agreement or otherwise); and

          (iv) "Restricted Territory" shall mean (A) at any time prior to the Termination Date, all metropolitan statistical areas ("MSAs") and all cities, towns, villages, townships, and other similar political subdivisions, whether incorporated or unincorporated (collectively, "Cities"), in which any Affiliated Company then owns, leases, manages, or operates an office or other facility, and (B) on or after the Termination Date, all MSAs and Cities in which any Affiliated Company owns, leases, manages, or operates an office or other facility on the Termination Date. Notwithstanding the foregoing, with respect to (S)6(a)(i), above, and, if, but only if, either or both of the Employee and Margaret R. Errante, D.D.S., along with such dental hygienists, dental assistants, and other non-dentist personnel as either of them deems necessary (subject to (S)(S)6(c) and (d), above), personally provide clinical care to all patients who result from the activities described in (S)6(b), above, then also with respect to (S)6(b), "Restricted Territory" shall mean (1) at any time prior to the Termination Date, the geographic area within a radius of seven miles from any offices or facilities operated or otherwise utilized by Associated Dental Care Providers, P.C., an Arizona professional corporation ("ADCP"), at which any dentist employed or otherwise retained by ADCP is then scheduled to see patients, and (2) on or after the Termination Date, the geographic area within a radius of seven miles of any offices or facilities operated or otherwise utilized by ADCP at which any dentist employed or otherwise retained by ADCP has been scheduled to see patients on a regular basis or has seen patients on a regular basis at any time during the two-year period immediately preceding the Termination Date.

     The Employee acknowledges that (1) the provisions of this section are fundamental and essential for the protection of the Company's legitimate business and proprietary interests, (2) such provisions are reasonable and appropriate in all respects, and (3) in the event of any violation by the Employee of any of such provisions, the Company would suffer irreparable harm and its remedies at law would be inadequate. In the event of any violation or attempted violation of such provisions by the Employee, the Company shall be entitled to a temporary restraining order, temporary and permanent injunctions, specific performance, and other equitable relief, without any showing of irreparable harm or damage or the posting of any bond, in addition to any other rights or remedies which may then be available to the Company.

     (S)7.  Termination.  The Employee's employment with the Company shall
            -----------
terminate automatically upon the death of the Employee and may be terminated by the Company, without any further obligation on the part of the Company (except as provided in clause (c), below), immediately upon notice to the Employee under any of the following circumstances:

            (a)  At any time for Cause (defined below);

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          (b)  At any time when the Employee is under a Long-Term Disability
     (defined below); or

          (c) At any time without Cause; provided that if the Company terminates the Employee's employment pursuant to this clause (c) and no other basis for termination exists under this agreement, then the Employee shall be entitled to severance payments in an aggregate amount equal to the Base Salary for a period equal to the lesser of one year or the period remaining in the Initial Term at the time of such termination. Any such severance payments shall be payable periodically in the same manner as the Base Salary is payable under (S)4 of this agreement, and, notwithstanding any other provisions of this agreement to the contrary, such severance payments shall be payable only so long as the Employee is in full compliance with the provisions of (S)6 of this agreement.

     For purposes of this agreement:

     (i)  "Cause" shall mean:

          (A) any act constituting (1) a felony under the federal laws of the United States, the laws of any state, or any other applicable law, (2) fraud, embezzlement, misappropriation of assets, willful misfeasance, or dishonesty, or (3) other criminal conduct which in any way materially and adversely affects the reputation, goodwill, or business position of the Company;

          (B) the failure of the Employee to perform and observe all material obligations and conditions to be performed and observed by the Employee under this agreement, or to perform his duties in accordance with the policies, programs, budgets, procedures, and directions established from time to time by the CEO or the Board (any such failure, a "Performance Failure"), and to correct such Performance Failure promptly following notice from the Company to do so; or

          (C) having corrected (or the Company having waived the correction of) a Performance Failure, the occurrence of any subsequent Performance Failure; and

     (ii) "Long-Term Disability" shall mean that, because of physical or mental incapacity, it is more likely than not that the Employee will be unable, within 180 days after such incapacity commenced, to perform the essential functions of his position with the Company, with or without reasonable accommodation. In the event of any disagreement about whether or when the Employee is under a Long-Term Disability, the question shall be determined:
     (A) by a physician selected by agreement between the Employee and the Company if such a physician is selected within 10 days after either of them requests the other so to agree; or, if not, (B) by two physicians, the first of whom shall be selected by the Employee and the second of whom shall be selected by the Company or, if the Employee fails to make a selection within 10 days after being requested to do so by the Company, the second physician shall be selected by the first physician; or, if the two physicians fail to agree, (C) by a third physician selected by the first two physicians. The Employee shall submit to all reasonable examinations requested by any such physicians.

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     (S)8.  Capacity.  The Employee represents and warrants to the Company that
            --------
he has the capacity and right to enter into this agreement and perform all of his obligations under this agreement without any restriction.

     (S)9.  Remedies.  All rights and remedies of either Party under this
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agreement are cumulative and in addition to all other rights and remedies which may be available to that Party from time to time, whether under any other agreement, at law, or in equity.

     (S)10. Survival.  The termination of the Employee's employment with the
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Company (for any reason) shall not relieve either Party of any of that Party's obligations under this agreement existing at, arising as a result of, or relating to acts or omissions occurring prior to, such termination. Without limiting the generality of the preceding sentence, in no event shall the termination of such employment modify or affect any obligations of the Employee or rights of the Company under (S)6 of this agreement, all of which shall survive the termination of such employment.

     (S)11. Notices.  All notices and other communications under this agreement
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to any Party shall be in writing and shall be deemed given when delivered personally, telecopied (which is confirmed) to that Party at the telecopy number for that Party set forth below, mailed by certified mail (return receipt requested) to that Party at the address for that Party (or at such other address for such Party as such Party shall have specified in notice to the other Party) or delivered to Federal Express, UPS, or any similar express delivery service for delivery to that Party at that address:

          (a)  If to the Company:

               American Dental Partners, Inc.
               301 Edgewater Place
               Suite 320
               Wakefield, Massachusetts  01880-1249
               Attention: Gregory A. Serrao, Chief Executive Officer Telecopy No.: (617) 224-4216

               with a copy to

               Baker & Hostetler
               65 East State Street
               Columbus, Ohio  43215
               Attention: Gary A. Wadman, Esq.
               Telecopy No.: (614) 462-2616

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          (b)  If to the Employee:

                   Joseph V. Errante, D.D.S.
                   2100 North Kolb Road, Suite 105
                   Tucson, Arizona  85715
                   Telecopy No.: (520) 290-9317

                   with a copy to:

                   DeConcini McDonald Yetwin & Lacy, P.C.
                   2525 East Broadway Boulevard
                   Suite 200
                   Tucson, Arizona  85716-5300
                   Attention:  James A. Jutry, Esq.
                   Telecopy No.:  (520) 322-5585

     (S)12. Severability.  The intention of the Parties is to comply fully with
            ------------
all rules, laws, and public policies to the extent possible. If and to the extent that any court of competent jurisdiction is unable so to construe any provision of this agreement and holds that provision to be invalid, such invalidity shall not affect the remaining provisions of this agreement, which shall remain in full force and effect. With respect to any provision in this agreement finally determined by such a court to be invalid or unenforceable, such court shall have jurisdiction to reform this agreement to the extent necessary to make such provision valid and enforceable, and, as reformed, such provision shall be binding on the Parties.

     (S)13. Non-Waiver.  No failure by either Party to insist upon strict
            ----------
compliance with any term of this agreement, to exercise any option, to enforce any right, or to seek any remedy upon any default of the other Party shall affect, or constitute a waiver of, the other Party's right to insist upon such strict compliance, exercise that option, enforce that right, or seek that remedy with respect to that default or any prior, contemporaneous, or subsequent default. No custom or practice of the Parties at variance with any provision of this agreement shall affect, or constitute a waiver of, either Party's right to demand strict compliance with all provisions of this agreement.

     (S)14. Complete Agreement.  This agreement and all documents referred to in
            ------------------
this agreement, all of which are hereby incorporated herein by reference, contain the entire agreement between the Parties and supersede all other agreements and understandings between the Parties with respect to the subject matter of this agreement. No alterations, additions, or other changes to this agreement shall be made or be binding unless made in writing and signed by both Parties.

     (S)15. Governing Law.  This agreement shall be governed by and construed in
            -------------
accordance with the laws of the State of Arizona without regard to principles of conflicts of law.

     (S)16. Captions.  The captions of the various sections of this agreement
            --------
are not part of the context of this agreement, are only guides to assist in locating those sections, and shall be ignored in construing this agreement.

     (S)17. Genders and Numbers.  Where permitted by the context, each pronoun
            -------------------
used in this agreement includes the same pronoun in other genders and numbers, and each noun used in this agreement includes the same noun in other numbers.

     (S)18. Successors.  This agreement shall be personal to the Employee and no
            ----------
rights or obligations of the Employee under this agreement may be assigned by the Employee to any third party. Any assignment or attempted assignment by the Employee in violation of the preceding sentence shall be null and void. Subject to the foregoing, this agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the successors and assigns of each Party.


AMERICAN DENTAL PARTNERS, INC.



By  /s/ Gregory A. Serrao                    /s/ Joseph V.Errante, D.D.S.
   ----------------------------              ----------------------------
   Gregory A. Serrao, President              JOSEPH V. ERRANTE, D.D.S.

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